Exhibit 99.1

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

CHESAPEAKE LODGING TRUST REPORTS THIRD QUARTER RESULTS;

PRO FORMA REVPAR INCREASED 8.9% AND PRO FORMA ADJUSTED

HOTEL EBITDA MARGIN INCREASED 200 BASIS POINTS

ANNAPOLIS, MD, November 1, 2012 – Chesapeake Lodging Trust (NYSE:CHSP), a lodging real estate investment trust (REIT), reported today its financial results for the quarter ended September 30, 2012.

HIGHLIGHTS

•	Pro Forma RevPAR – 8.9% increase for comparable 10-hotel portfolio over the same period in 2011.

•	Pro Forma Adjusted Hotel EBITDA Margin – 200 basis point increase for comparable 10-hotel portfolio over the same period in 2011.

•

Acquisitions – Acquired the 520-room W Chicago – Lakeshore in Chicago, Illinois for $126.0 million and the 429-room Hyatt Regency Mission Bay Spa and Marina in San Diego, California for $62.0 million; Subsequent to quarter end, acquired the 222-room The Hotel Minneapolis in Minneapolis, Minnesota for $46.0 million.

•	Renovations – Successfully completed the comprehensive renovation and repositioning of the Hotel Adagio; Subsequent to quarter end, completed the 35-room expansion at the W Chicago – City Center.

•	Equity offerings – Successfully completed a $125 million preferred share offering and $138 million common share offering.

•

Financings – Closed on $130 million of secured financings; Subsequent to quarter end, amended our revolving credit facility, increasing facility size, reducing cost of borrowings, and extending the initial term.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

“We are very pleased with the strong performance of our hotel portfolio and the significant progress we made on various fronts in the third quarter,” said James L. Francis, Chesapeake Lodging Trust’s President and Chief Executive Officer. “The favorable execution and timing of the preferred and common share offerings allowed us to continue to take advantage of opportunities by acquiring three hotels we believe possess significant upside. Furthermore, the completion of our transformational renovation at the Hotel Adagio has given it a unique and sophisticated style and we are already starting to see promising results.”

“Our recent financing activity, including the amendment to our revolving credit facility, strengthened our balance sheet by allowing us to extend maturities, take further advantage of the attractive interest rate environment by lowering our cost of borrowing, and adding flexibility and additional capacity for future acquisition opportunities,” said Douglas W. Vicari, Chesapeake Lodging Trust’s Executive Vice President and Chief Financial Officer.

CONSOLIDATED FINANCIAL RESULTS

The following is a summary of the consolidated financial results for the three and nine months ended September 30, 2012 (in millions, except per share amounts):

	Three months ended September 30,		Nine months ended September 30,
	2012(1)	2011(2)	2012(3)	2011(4)
Total revenue	$75.9	$51.8	$193.2	$116.1

Net income available to common shareholders	$7.0	$5.7	$15.3	$6.1
Net income per diluted share	$0.21	$0.18	$0.47	$0.21

FFO available to common shareholders	$14.2	$11.0	$35.6	$18.0
FFO per diluted share	$0.43	$0.35	$1.10	$0.63

AFFO available to common shareholders	$16.8	$11.5	$38.7	$22.7
AFFO per diluted share	$0.51	$0.36	$1.20	$0.79

Corporate EBITDA	$22.3	$15.3	$53.8	$26.1
Adjusted Corporate EBITDA	$24.8	$15.8	$56.9	$30.8

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

(1)	Includes results of operations of 12 hotels for the full period and two hotels for part of the period.
(2)	Includes results of operations of nine hotels for the full period and one hotel for part of the period.
(3)	Includes results of operations of 11 hotels for the full period and three hotels for part of the period.
(4)	Includes results of operations of five hotels for the full period and five hotels for part of the period.

HOTEL OPERATING RESULTS

Management assesses the operating performance of its hotels irrespective of the hotel owner during the periods compared. Included in the following table are comparisons, on a pro forma basis, of occupancy, average daily rate (ADR), room revenue per available room (RevPAR), Adjusted Hotel EBITDA, and Adjusted Hotel EBITDA Margin, the key operating metrics that management uses to assess the performance of its hotels. The key operating metrics include the hotel operating results of 10 of the Trust’s 14 hotels owned as of September 30, 2012. The key operating metrics do not include operating results for the Holiday Inn New York City Midtown – 31st Street, as the hotel opened for business on January 19, 2012, the Hotel Adagio, as the hotel was under renovation during the period, and the W Chicago – Lakeshore and the Hyatt Regency Mission Bay Spa and Marina, as both hotels were acquired during the period. The following is a summary of the key operating metrics for the three and nine months ended September 30, 2012 (in thousands, except pro forma ADR and pro forma RevPAR):

	Three months ended September 30,			Nine months ended September 30,
	2012	2011	Change	2012	2011	Change

Pro forma occupancy	85.4%	84.3%	110 bps	80.6%	78.5%	210 bps
Pro forma ADR	$193.04	$179.47	7.6%	$187.79	$175.16	7.2%
Pro forma RevPAR	$164.85	$151.38	8.9%	$151.28	$137.54	10.0%

Pro forma Adjusted Hotel EBITDA	$23,192	$20,378	13.8%	$59,296	$50,479	17.5%
Pro forma Adjusted Hotel EBITDA Margin	37.2%	35.2%	200 bps	34.3%	31.7%	260 bps

Funds from operations (FFO), Adjusted FFO (AFFO), net income before interest, income taxes, and depreciation and amortization (Corporate EBITDA), Adjusted Corporate EBITDA, Hotel EBITDA,

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

Adjusted Hotel EBITDA and Adjusted Hotel EBITDA Margin are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

ACQUISITION ACTIVITY

On August 21, 2012, the Trust acquired the 520-room W Chicago - Lakeshore located in Chicago, Illinois for approximately $124.9 million, including acquired working capital. The Trust funded the acquisition with available cash on hand and a borrowing under its revolving credit facility. The Trust entered into a long-term management agreement with Starwood Hotels & Resorts Worldwide, Inc. to continue operating the hotel under the W flag.

On September 7, 2012, the Trust acquired the 429-room Hyatt Regency Mission Bay Spa and Marina located in San Diego, California for approximately $59.8 million, including acquired working capital. The Trust funded the acquisition with available cash on hand and a borrowing under its revolving credit facility. The Trust assumed the existing management agreement with Hyatt Hotels Corporation.

EQUITY OFFERINGS

On July 17, 2012, the Trust completed an underwritten public offering of 5,000,000 of its 7.75% Series A Cumulative Redeemable Preferred Shares, including 600,000 shares sold pursuant to the underwriters’ exercise of their over-allotment option. The Trust generated net proceeds of approximately $120.6 million after deducting underwriting fees and offering costs. The Trust used the net proceeds of the offering to repay outstanding borrowings under the Trust’s revolving credit facility and for general business purposes.

On September 18, 2012, the Trust completed an underwritten public offering of 7,475,000 common shares, including 975,000 shares sold pursuant to the underwriters’ exercise of their option to

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

purchase additional shares. The Trust generated net proceeds of approximately $132.6 million after deducting underwriting fees and offering costs. The Trust used the net proceeds of the offering to repay outstanding borrowings under the Trust’s revolving credit facility and for general business purposes.

FINANCING ACTIVITY

On July 3, 2012, the Trust closed on a $60.0 million two-year term loan. The loan was provided by Wells Fargo Bank, N.A., and subject to certain customary conditions, provides for three one-year extensions. At the initial closing, $25.0 million was advanced by the lender and is secured by the 122-room Holiday Inn New York City Midtown – 31st Street. The remaining $35.0 million is expected to be advanced by the lender upon closing on the acquisition of the Hyatt Place New York Midtown South and satisfaction of certain customary closing conditions. Following the subsequent closing, the entire $60.0 million principal amount of the loan will be secured by both hotels. The loan bears interest equal to LIBOR, plus 3.25%. Contemporaneous with the closing of the term loan, the Trust entered into an interest rate swap to effectively fix the interest rate on the initial $25.0 million advance for the original two-year term at 3.75% per annum. Net proceeds from the initial advance under the loan were used to repay outstanding borrowings under the Trust’s revolving credit facility and for general business purposes.

On July 27, 2012, the Trust closed on a $70.0 million fixed-rate mortgage loan. The loan is secured by the 613-room Denver Marriott City Center and was provided by Western National Life Insurance Company. The loan has a term of 30 years, but is callable by the lender after 10 years, and the Trust expects the lender to call the loan at that time. The loan carries a fixed interest rate of 4.90% per annum, with principal and interest payments based on a 30-year amortization. Net proceeds from the loan were used to repay the remaining outstanding borrowings under the Trust’s revolving credit facility and for general business purposes.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

DIVIDENDS

On July 13, 2012, the Trust paid a dividend of $0.22 per share to its common shareholders of record as of June 30, 2012. On August 13, 2012, the Trust declared dividends in the amounts of $0.22 per share payable to its common shareholders and $0.4736 per share payable to its preferred shareholders, both of record as of September 28, 2012. Both dividends were paid on October 15, 2012.

POST-QUARTER ACTIVITY

On October 25, 2012, the Trust amended its credit agreement by (1) increasing the maximum size of the secured revolving credit facility, (2) lowering the interest rate spread over LIBOR charged on outstanding borrowings, and (3) extending the initial term. The amended credit agreement increases the maximum amount the Trust may borrow under the secured revolving credit facility from $200.0 million to $250.0 million, and also provides for the possibility of further future increases, up to a maximum of $375.0 million, in accordance with certain terms. The $50.0 million increase resulted from $25.0 million commitments provided by two new banks, PNC Bank, N.A. and TD Bank, N.A. The actual amount that the Trust can borrow under the secured revolving credit facility continues to be based on the value of the Trust’s hotels included in the borrowing base, as defined in the amended credit agreement. The interest rate spread over LIBOR for borrowings under the secured revolving credit facility was reduced by 100 basis points to LIBOR, plus 1.75% - 2.75% (the spread over LIBOR based on the Trust’s consolidated leverage ratio). The initial term of the amended credit agreement will now expire in March 2016, but the term may be extended for one year subject to satisfaction of certain customary conditions. The amended credit agreement effected no other significant changes to the financial covenants, including the leverage and coverage ratios and minimum tangible net worth requirement, or other business terms of the secured revolving credit facility, as compared to those in effect prior to the amendment.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

On October 30, 2012, the Trust acquired the 222-room The Hotel Minneapolis located in Minneapolis, Minnesota for approximately $46.3 million, including acquired working capital. The Trust funded the acquisition with a borrowing under its revolving credit facility. The Trust entered into a management agreement with a subsidiary of HEI Hotels & Resorts to continue operating the hotel under the Autograph Collection by Marriott flag.

As of October 31, 2012, after taking into consideration the recent preferred and common share offerings and financing activity, the acquisitions of the W Chicago – Lakeshore, the Hyatt Regency Mission Bay Spa and Marina and The Hotel Minneapolis, and the pending acquisition of the Hyatt Place New York Midtown South, the Trust had approximately $100 million to $125 million of remaining investment capacity based on its targeted leverage levels.

2012 OUTLOOK

The Trust is updating its 2012 outlook to incorporate current operating trends and fundamentals, the recent common share offering and financing activity, the acquisition of The Hotel Minneapolis, and the pending acquisition of the Hyatt Place New York Midtown South expected at the end of the fourth quarter 2012 (in millions, except per share amounts):

	Updated Guidance		Previous Guidance
	Low	High	Low	High
Pro forma RevPAR increase over 2011(1)	8.75%	9.25%	8.5%	9.5%
Net income available to common shareholders excluding amounts attributable to unvested time-based awards	$19.8	$20.6	$15.8	$18.2
Adjusted Hotel EBITDA	$91.0	$92.0	$88.9	$91.9
AFFO per diluted share	$1.57	$1.60	$1.58	$1.66

(1)	For the comparable 10-hotel portfolio.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

NON-GAAP FINANCIAL MEASURES

The Trust reports the following seven non-GAAP financial measures that it believes are useful to investors as key measures of its operating performance: (1) FFO, (2) AFFO, (3) Corporate EBITDA, (4) Adjusted Corporate EBITDA, (5) Hotel EBITDA, (6) Adjusted Hotel EBITDA and (7) Adjusted Hotel EBITDA Margin. A reconciliation of these non-GAAP financial measures is included in the accompanying financial tables.

FFO – The Trust calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization, impairment charges, gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. By excluding the effect of depreciation and amortization and gains (losses) from sales of real estate, both of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, the Trust believes that FFO provides investors a useful financial measure to evaluate the Trust’s operating performance.

AFFO – The Trust further adjusts FFO for certain additional recurring and non-recurring items that are not in NAREIT’s definition of FFO. Specifically, the Trust adjusts for hotel acquisition costs and non-cash amortization of intangible assets and unfavorable contract liabilities. The Trust believes that AFFO provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

Corporate EBITDA – Corporate EBITDA is defined as net income before interest, income taxes, and depreciation and amortization. The Trust believes that Corporate EBITDA provides investors a useful financial measure to evaluate the Trust’s operating performance, excluding the impact of the Trust’s capital structure (primarily interest expense) and the Trust’s asset base (primarily depreciation and amortization).

Adjusted Corporate EBITDA – The Trust further adjusts Corporate EBITDA for certain additional recurring and non-recurring items. Specifically, the Trust adjusts for hotel acquisition costs and non-cash amortization of intangible assets and unfavorable contract liabilities. The Trust believes that Adjusted Corporate EBITDA provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.

Hotel EBITDA – Hotel EBITDA is defined as total revenues less total hotel operating expenses. The Trust believes that Hotel EBITDA provides investors a useful financial measure to evaluate the Trust’s hotel operating performance.

Adjusted Hotel EBITDA – The Trust further adjusts Hotel EBITDA for certain additional recurring and non-recurring items. Specifically, the Trust adjusts for non-cash amortization of intangible assets and unfavorable contract liabilities. The Trust believes that Adjusted Hotel EBITDA provides investors with another useful financial measure to evaluate the Trust’s hotel operating performance.

Adjusted Hotel EBITDA Margin – Adjusted Hotel EBITDA Margin is defined as Adjusted Hotel EBITDA as a percentage of total revenues. The Trust believes that Adjusted Hotel EBITDA Margin provides investors another useful financial measure to evaluate the Trust’s hotel operating performance.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

CONFERENCE CALL

The Trust will host a conference call on Thursday, November 1, 2012 at 10:00 a.m. Eastern Time to discuss its financial results. Interested individuals are invited to listen to the call by dialing (877) 683-0303 (U.S./Canadian callers) or (706) 643-5037 (International callers). The conference call ID is 41151490. A simultaneous webcast of the call will be available on the Trust’s website at www.chesapeakelodgingtrust.com. It is recommended that participants call or log on 10 minutes ahead of the scheduled start time to ensure proper connection.

A replay of the conference call will be available two hours after the live call until midnight on November 8, 2012. To access the replay, dial (855) 859-2056 (U.S./Canadian callers) or (404) 537-3406 (International callers). The conference call ID is 41151490. A webcast replay and transcript of the conference call will be archived and available on the Trust’s website for 12 months.

ABOUT CHESAPEAKE LODGING TRUST

Chesapeake Lodging Trust is a self-advised lodging real estate investment trust (REIT) focused on investments primarily in upper-upscale hotels in major business and convention markets and, on a selective basis, premium select-service hotels in urban settings or unique locations in the United States. The Trust owns 15 hotels with an aggregate of 4,722 rooms in seven states and the District of Columbia. Additional information can be found on the Trust’s website at www.chesapeakelodgingtrust.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts, such as the Trust’s expectations regarding the future Hotel EBITDA and Adjusted Hotel EBITDA of its existing and to-be-acquired hotels and the Trust’s 2012 outlook. Such forward-looking statements include, but are not limited to, the expectation that the acquisition described will be consummated and within the anticipated timetable. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the Trust’s ability to complete acquisitions; the Trust’s ability to continue to

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

satisfy complex rules in order for it to remain a REIT for federal income tax purposes; and other risks and uncertainties associated with the Trust’s business described in its filings with the SEC. Although the Trust believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of November 1, 2012, and the Trust undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Trust’s expectations, except as required by law.

CHESAPEAKE LODGING TRUST

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30, 2012	December 31, 2011
	(unaudited)

ASSETS
Property and equipment, net	$1,063,935	$879,224
Intangible assets, net	39,532	39,982
Cash and cash equivalents	27,838	20,960
Restricted cash	21,569	15,034
Accounts receivable, net	15,031	6,302
Prepaid expenses and other assets	14,120	4,370
Deferred financing costs, net	5,616	5,266

Total assets	$1,187,641	$971,138

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$356,033	$407,736
Accounts payable and accrued expenses	38,242	21,475
Other liabilities	26,204	21,798

Total liabilities	420,479	451,009

Commitments and contingencies

Preferred shares, $.01 par; 100,000,000 shares authorized; Series A Cumulative Redeemable Preferred Shares; 5,000,000 shares and no shares issued and outstanding, respectively ($127,368 liquidation preference)	50	—
Common shares, $.01 par value; 400,000,000 shares authorized; 39,610,393 shares and 32,161,620 shares issued and outstanding, respectively	396	322
Additional paid-in capital	798,645	543,861
Cumulative dividends in excess of net income	(30,853)	(22,924)
Accumulated other comprehensive loss	(1,076)	(1,130)

Total shareholders’ equity	767,162	520,129

Total liabilities and shareholders’ equity	$1,187,641	$971,138

CHESAPEAKE LODGING TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

REVENUE
Rooms	$58,632	$40,610	$148,394	$87,763
Food and beverage	14,488	9,305	38,299	24,392
Other	2,740	1,865	6,483	3,906

Total revenue	75,860	51,780	193,176	116,061

EXPENSES
Hotel operating expenses:
Rooms	12,620	9,117	33,297	20,548
Food and beverage	10,368	7,267	27,750	18,458
Other direct	1,357	814	3,193	1,886
Indirect	23,640	16,054	63,240	36,912

Total hotel operating expenses	47,985	33,252	127,480	77,804
Depreciation and amortization	7,215	5,319	20,422	12,070
Air rights contract amortization	130	130	390	390
Corporate general and administrative:
Share-based compensation	783	827	2,348	2,286
Hotel acquisition costs	2,474	353	2,917	4,270
Other	2,227	1,900	6,258	5,228

Total operating expenses	60,814	41,781	159,815	102,048

Operating income	15,046	9,999	33,361	14,013

Interest income	74	16	96	140
Interest expense	(5,425)	(4,103)	(15,615)	(8,005)
Loss on early extinguishment of debt	—	(208)	—	(208)

Income before income taxes	9,695	5,704	17,842	5,940

Income tax benefit (expense)	(662)	23	(552)	155

Net income	9,033	5,727	17,290	6,095

Preferred share dividends	(1,991)	—	(1,991)	—

Net income available to common shareholders	$7,042	$5,727	$15,299	$6,095

EARNINGS PER SHARE:

Net income available to common shareholders	$7,042	$5,727	$15,299	$6,095
Less: Dividends declared on unvested time-based awards	(34)	(61)	(102)	(181)
Less: Undistributed earnings allocated to unvested time-based awards	—	—	—	—

Net income available to common shareholders excluding amounts attributable to unvested time-based awards	$7,008	$5,666	$15,197	$5,914

Net income per common share - basic and diluted	$0.21	$0.18	$0.47	$0.21

Weighted-average number of common shares outstanding - basic and diluted	32,971,594	31,794,886	32,254,777	28,611,438

CHESAPEAKE LODGING TRUST

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2012	2011

Cash flows from operating activities:
Net income	$17,290	$6,095
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,422	12,070
Air rights contract amortization	390	390
Ground lease asset amortization	60	—
Deferred financing costs amortization	1,488	1,711
Premium on mortgage loan amortization	(158)	(53)
Unfavorable contract liability amortization	(294)	—
Loss on early extinguishment of debt	—	208
Share-based compensation	2,348	2,286
Changes in assets and liabilities:
Accounts receivable, net	(7,177)	(2,802)
Prepaid expenses and other assets	(345)	(1,386)
Accounts payable and accrued expenses	10,057	6,596
Other liabilities	19	(9)

Net cash provided by operating activities	44,100	25,106

Cash flows from investing activities:
Acquisition of hotels, net of cash acquired	(184,702)	(308,616)
Deposits on hotel acquisitions	(2,000)	(7,000)
Improvements and additions to hotels	(17,530)	(1,473)
Investment in hotel construction loan	(6,478)	—
Change in restricted cash	(5,160)	(7,877)

Net cash used in investing activities	(215,870)	(324,966)

Cash flows from financing activities:
Proceeds from sale of common shares, net of underwriting fees	132,756	230,291
Proceeds from sale of preferred shares, net of underwriting fees	121,062	—
Payment of offering costs related to sale of common and preferred shares	(637)	(481)
Net borrowings (repayments) under revolving credit facility	(145,000)	55,000
Proceeds from issuance of mortgage debt	95,000	225,000
Principal prepayment on mortgage debt	—	(60,000)
Scheduled principal payments on mortgage debt	(1,545)	(295)
Payment of deferred financing costs	(1,838)	(3,037)
Purchase of interest rate cap	—	(262)
Payment of dividends to common shareholders	(20,529)	(16,516)
Repurchase of common shares	(621)	(209)

Net cash provided by financing activities	178,648	429,491

Net increase in cash	6,878	129,631
Cash and cash equivalents, beginning of period	20,960	10,551

Cash and cash equivalents, end of period	$27,838	$140,182

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except share and per share data)

(unaudited)

The following table reconciles net income available to common shareholders excluding amounts attributable to unvested time-based awards to FFO and AFFO available to common shareholders for the three and nine months ended September 30, 2012 and 2011:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net income available to common shareholders excluding amounts attributable to unvested time-based awards	$7,008	$5,666	$15,197	$5,914
Add: Depreciation and amortization	7,215	5,319	20,422	12,070

FFO available to common shareholders	14,223	10,985	35,619	17,984

Add: Hotel acquisition costs	2,474	353	2,917	4,270
Non-cash amortization(1)	60	138	181	409

AFFO available to common shareholders	$16,757	$11,476	$38,717	$22,663

FFO per common share - basic and diluted	$0.43	$0.35	$1.10	$0.63

AFFO per common share - basic and diluted	$0.51	$0.36	$1.20	$0.79

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, unfavorable contract liability, and air rights contract.

The following table reconciles net income to Corporate EBITDA and Adjusted Corporate EBITDA for the three and nine months ended September 30, 2012 and 2011:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net income	$9,033	$5,727	$17,290	$6,095
Add: Depreciation and amortization	7,215	5,319	20,422	12,070
Interest expense	5,425	4,103	15,615	8,005
Loss on early extinguishment of debt	—	208	—	208
Income tax expense (benefit)	662	(23)	552	(155)
Less: Interest income	(74)	(16)	(96)	(140)

Corporate EBITDA	22,261	15,318	53,783	26,083

Add: Hotel acquisition costs	2,474	353	2,917	4,270
Non-cash amortization(1)	60	138	181	409

Adjusted Corporate EBITDA	$24,795	$15,809	$56,881	$30,762

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, unfavorable contract liability, and air rights contract.

The following table calculates pro forma Hotel EBITDA, Adjusted Hotel EBITDA and Adjusted Hotel EBITDA Margin for the Trust’s comparable 10-hotel portfolio for the three and nine months ended September 30, 2012 and 2011:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Total revenue	$62,377	$57,832	$172,885	$159,329
Less: Total hotel operating expenses	39,116	37,463	113,380	108,870

Hotel EBITDA	23,261	20,369	59,505	50,459

Less: Non-cash amortization(1)	(69)	9	(209)	20

Adjusted Hotel EBITDA	$23,192	$20,378	$59,296	$50,479

Adjusted Hotel EBITDA Margin	37.2%	35.2%	34.3%	31.7%

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, and unfavorable contract liability.

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except share and per share data)

(unaudited)

The following table calculates forecasted Hotel EBITDA and Adjusted Hotel EBITDA for the year ending December 31, 2012:

	Year Ending December 31, 2012
	Low	High

Total revenue	$277,750	$279,250
Less: Total hotel operating expenses	186,470	186,970

Hotel EBITDA	91,280	92,280

Less: Non-cash amortization(1)	(280)	(280)

Adjusted Hotel EBITDA	$91,000	$92,000

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, and unfavorable contract liability.

The following table reconciles forecasted net income available to common shareholders excluding amounts attributable to unvested time-based awards to FFO and AFFO available to common shareholders for the year ending December 31, 2012:

	Year Ending December 31, 2012
	Low	High

Net income available to common shareholders excluding amounts attributable to unvested time-based awards	$19,770	$20,640
Add: Depreciation and amortization	30,290	30,290

FFO available to common shareholders	50,060	50,930

Add: Hotel acquisition costs	3,270	3,270
Non-cash amortization(1)	240	240

AFFO available to common shareholders	$53,570	$54,440

FFO per diluted common share	$1.47	$1.50

AFFO per diluted common share	$1.57	$1.60

Weighted-average number of diluted common shares outstanding	34,049	34,049

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, unfavorable contract liability, and air rights contract.

CHESAPEAKE LODGING TRUST

CURRENT HOTEL PORTFOLIO

Hotel		Location	Rooms	Purchase Price (in millions)	Acquisition Date

1	Hyatt Regency Boston	Boston, MA	502	$112.00	March 18, 2010
2	Hilton Checkers Los Angeles	Los Angeles, CA	188	46.00	June 1, 2010
3	Courtyard Anaheim at Disneyland Resort	Anaheim, CA	153	25.00	July 30, 2010
4	Boston Marriott Newton	Newton, MA	430	77.25	July 30, 2010
5	Le Meridien San Francisco	San Francisco, CA	360	143.00	December 15, 2010
6	Homewood Suites Seattle Convention Center	Seattle, WA	195	53.00	May 2, 2011
7	W Chicago - City Center	Chicago, IL	403	128.80	May 10, 2011
8	Hotel Indigo San Diego Gaslamp Quarter	San Diego, CA	210	55.50	June 17, 2011
9	Courtyard Washington Capitol Hill/Navy Yard	Washington, DC	204	68.00	June 30, 2011
10	Hotel Adagio	San Francisco, CA	171	42.25	July 8, 2011
11	Denver Marriott City Center	Denver, CO	613	119.00	October 3, 2011
12	Holiday Inn New York City Midtown - 31st Street	New York, NY	122	52.20	December 22, 2011
13	W Chicago - Lakeshore	Chicago, IL	520	126.00	August 21, 2012
14	Hyatt Regency Mission Bay Spa and Marina	San Diego, CA	429	62.00	September 7, 2012
15	The Hotel Minneapolis	Minneapolis, MN	222	46.00	October 30, 2012

			4,722	$1,156.00